EXHIBIT 10.27

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (“Agreement”) is made and entered into this 25th day of March, 2019, by and between Puradyn Filter Technologies Incorporated, a Delaware corporation with its principal place of business located at 2017 High Ridge Road, Boynton Beach, Florida  33426 (the “Corporation”), and Joseph V. Vittoria, an individual with his principal place of business located at 2017 High Ridge Road, Boynton Beach, Florida  33426 (the “Noteholder”).

RECITALS:

WHEREAS, the Corporation owes the Noteholder an aggregate of $8,395,132 including the principal amount of $7,989,622 and accrued but unpaid interest of $395,510, which such amounts become due and payable on December 31, 2019 (the “Obligations”) pursuant to the terms and conditions of that certain letter agreement dated March 28, 2002, as amended from time to time (the “Loan Agreement”).

WHEREAS, the Corporation has requested that the Noteholder extend the maturity date of the Obligations for an additional two year period maturing on December 31, 2021 and in exchange therefore has agreed to grant the Noteholder a security interest in the Corporation’s assets and the Noteholder has agreed to such request.

WHEREAS, the Noteholder is an executive officer, member of the Board of Directors and principal shareholder of the Corporation.

WHEREAS, the Corporation and the Noteholder desire to memorialize in writing the terms, provisions and conditions of the foregoing agreement related to the Obligations.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, $10.00 and other good and valuable consideration , the receipt, adequacy and sufficiency of which the Corporation and the Noteholder hereby acknowledges and subject to the terms, provisions and conditions hereof, each of the Corporation and the Noteholder hereby agrees as follows:

ARTICLE ONE

EXCHANGE OF LOAN AGREEMENT FOR SECURED PROMISSORY NTOE

Subject to the terms of this Agreement, the Corporation shall issue the Noteholder a senior secured promissory note in the principal amount of the Obligations (the “Note”) in the form attached hereto as Exhibit A and incorporated herein by such reference in full and complete satisfaction of the Obligations and upon which the Loan Agreement shall be deemed terminated by the parties.

ARTICLE TWO

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

OF THE NOTEHOLDER

The Noteholder hereby represents, warrants and agrees to and with the Corporation that:

2.1

Capacity to Enter into Agreement.  The Noteholder has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform his obligations hereunder and thereunder.  When this Agreement and all other agreements, documents and instruments to be executed by a Noteholder in connection herewith are executed by the Noteholder and delivered to the Corporation, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of the Noteholder enforceable against the Noteholder in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.2

Conflicts.  The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which the Noteholder is a party or by which the Noteholder is bound or by which any of the assets of the Noteholder is bound or affected, (b) violate any judgment against, or binding upon, the Noteholder or upon the assets of the Noteholder, or (c) result in the creation of any lien, charge or encumbrance upon any assets of the Noteholder pursuant to the terms of any such contract.

2.3

Consents.  No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by the Noteholder.

ARTICLE THREE

REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

OF THE CORPORATION

The Corporation hereby represents, warrants, and agrees to and with the Noteholder that:

3.1

Capacity to Enter into Agreement.  The Corporation has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform its obligations hereunder and thereunder.  The execution and delivery by the Corporation of this Agreement and all other agreements, documents and instruments to be executed by the Corporation in connection herewith have been authorized by all necessary action by the Corporation.  When this Agreement and all other agreements, documents and instruments to be executed by the Corporation in connection herewith are executed by it and delivered to the Noteholder, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of the

Corporation enforceable against it in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2

Conflicts.  The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which the Corporation is a party or by which the Corporation is bound or by which any of the assets of the Corporation are bound or affected, (b) violate any judgment against, or binding upon, the Corporation or upon its assets, (c) except as contemplated by this Agreement, result in the creation of any lien, charge or encumbrance upon any assets of the Corporation pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of the Corporation.

3.3

Consents.  No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by the Corporation.

ARTICLE FOUR

ADDITIONAL AGREEMENTS

Following the date hereof, each party shall execute and deliver such other documents, and take such other actions, as may be reasonably requested by the other party to complete the transactions contemplated by this Agreement.

ARTICLE FIVE

SURVIVAL

All of the representations and warranties made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto.

ARTICLE SIX

MISCELLANEOUS

6.1

Notices.  Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given if personally served, when served, or if mailed, when deposited in the mail and shall be deemed to have been received if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed.  As used in this Agreement, the term “business day” means days other than Saturdays, Sundays, and holidays recognized by Federal banks.  For purposes of this Agreement, the addresses of the parties hereto shall be the addresses as set forth on the signature pages of this Agreement until a party subsequently notifies the other party in writing of a change of address.

6.2

Counterparts.  This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

6.3

Amendments and Waivers.  This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto.  Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by a corporate party hereto shall be effective only if executed and delivered by the chief executive officer, president, or any vice president of such party.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

6.4

Time of Essence.  Time is of the essence in the performance of this Agreement.

6.5

Captions.  The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof.

6.6

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

6.7

Successors and Assigns.  All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, assigns, and successors.

6.8

Knowledge, Gender, and Certain References.  A representation or statement made herein to the knowledge of any corporate party refers to the knowledge or belief of the companies' directors, officers, and attorneys, regardless of whether the knowledge of such person was obtained outside of the course and scope of his corporate employment or duties, and regardless of whether any such person's interests are adverse to such entity in respect of the matters as to which his knowledge is attributed.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender.  The terms “hereof,” “herein,” or “hereunder” shall refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof.

6.9

Applicable Law.  This Agreement shall be governed exclusively by its terms and by the laws of the State of Florida.  The parties acknowledge and agree that the 15th Judicial Circuit in Florida, Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

6.10

Costs, Expenses and Fees.  Each party hereto agrees hereby to pay all costs, expenses, and fees incurred by it in connection with the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees.

6.11

Role of Counsel.  The Noteholder acknowledges his understanding that this Agreement was prepared at the request of the Corporation by Pearlman Law Group LLP, its counsel, and that such firm did not represent the Noteholder in conjunction with this Agreement or any of the related transactions.  The Noteholder, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Puradyn Filter Technologies Incorporated

By:	/s/ Edward S. Vittoria
Edward S. Vittoria, Chief Executive Officer

/s/ Joseph V. Vittoria
Joseph V. Vittoria

Exhibit A

SENIOR SECURED PROMISSORY NOTE

1